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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



IBS Interactive, Inc.
Cedar Knolls, New Jersey


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 27, 1998 (March 10, 1998 as to the last paragraph of Note 14) relating to the financial statements of IBS Interactive, Inc., which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                    /s/ BDO SEIDMAN, LLP
                                                    BDO SEIDMAN, LLP



                                                    Woodbridge, New Jersey
                                                    March 10, 1998